	Arnold C. Lakind	Of Counsel
	Barry D. Szaferman	Stephen Skillman
	Jeffrey P. Blumstein	Linda R. Feinberg
	Steven Blader	Paul T. Koenig, Jr.
	Brian G. Paul+	Robert A. Gladstone
	Craig J. Hubert++	Janine Danks Fox*
	Michael R. Paglione*	Richard A. Catalina Jr.*†
	Lionel J. Frank**	Eric M. Stein**
Jeffrey K. Epstein+
	Stuart A. Tucker	Robert G. Stevens Jr.**
	Scott P. Borsack***	Michael D. Brottman**
Szaferman, Lakind, Blumstein &	Daniel S. Sweetser*	Benjamin T. Branche*
Blader, P.C.	Robert E. Lytle	Lindsey Moskowitz Medvin**
Attorneys at Law	Janine G. Bauer***	Mark A. Fisher
	Daniel J. Graziano Jr.	Tracey C. Hinson**
101 Grovers Mill Road, Suite 200	Nathan M. Edelstein**	Robert L. Lakind***
Lawrenceville, NJ 08648	Bruce M. Sattin***	Thomas J. Manzo**
P: 609.275.0400	Gregg E. Jaclin**	Melissa A. Ruff
F: 609.275.4511	Robert P. Panzer	Jamie Yi Wang#
www.szaferman.com		Bella Zaslavsky**
Blake J. Baron
Kathleen O’Brien
February 10, 2014

Cytosorbents Corp.		+Certified Matrimonial Attorney
7 Deer Park Drive, Suite K		++Certified Civil and Criminal Trial Attorney
Monmouth Junction, New Jersey 08852		*NJ & PA Bars
**NJ & NY Bars
***NJ, NY & PA Bars
#NY Bar
Gentlemen:		†U.S. Patent & Trademark Office

We are acting as counsel for Cytosorbents Corp, a Nevada corporation (the “Company”), in connection with the proposed issuance and sale by the Company of shares of common stock (“Common Stock”) of the Company, par value $0.001 per share (the “Shares”), and warrants (the “Warrants”) to purchase Common Stock, pursuant to the Registration Statement on Form S-1 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

We have reviewed and are familiar with such documents, certificates, corporate proceedings and other materials, and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.  Based upon the foregoing, we are of the opinion that:

1.  The Shares have been duly authorized and, when the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of offering of the Shares and related matters and when the Shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such Shares (including any Shares duly issued upon the exercise of the Warrants in accordance with the terms of the Warrants providing for such exercise as approved by the Board) will be duly authorized, validly issued, fully paid and non-assessable.

2.  The Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly authorized, executed and delivered by the Company and a warrant agent or a warrant holder (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of the appropriate Warrant Agreement and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the applicable Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, preference, moratorium, fraudulent conveyance or transfer or similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and by requirements of reasonableness, good faith and fair dealing.

No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

February 9, 2014 Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, P.C

By:	/s/ Gregg Jaclin
Gregg E. Jaclin
For the Firm